CUSIP NO. 769627 10 0	FORM 4	EXHIBIT 6

Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

DESERT ROCK ENTERPRISES LLC

DEREK J. STEVENS IRREVOCABLE TRUST,
under agreement dated July 16, 1993

GREGORY J. STEVENS IRREVOCABLE TRUST,
under agreement dated September 20, 1995

Derek J. Stevens

Gregory J. Stevens

Designated Filer:	Desert Rock Enterprises LLC

Issuer and Ticker Symbol:	Riviera Holdings Corp. [RIV]

Date of Event Requiring Statement:	December 19, 2008

5842167.1 27334/108593